UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2009

INTERNATIONAL ASSETS HOLDING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)

220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701

(Address of Principal Executive Offices) (Zip Code)

(407) 741-5300

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement

On July 1, 2009, International Assets Holding Corporation (“International Assets”) and FCStone Group, Inc. (Nasdaq: FCSX) (“FCStone”) entered into an Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which FCStone will merge (the “Merger”) with a wholly-owned subsidiary of International Assets.

Under the terms of the Merger Agreement, FCStone’s stockholders will receive 0.2950 shares of International Assets’ common stock for each share of FCStone common stock they own. It is anticipated that the current stockholders of International Assets will own approximately 52.5 percent of International Asset following the Merger and the current stockholders of FCStone’s will own the remaining approximately 47.5 percent. The Merger is expected to be tax free to stockholders of both companies.

After the Merger, FCStone will retain its name and operate as a subsidiary of International Assets. International Assets will continue to list its common stock on the Nasdaq Global Market and trade under the symbol IAAC.

Following the Merger, Sean O’Connor will continue to serve as Chief Executive Officer and as a director of International Assets. Paul Anderson will serve as President and a director of International Assets while retaining the position of Chief Executive Officer of FCStone.

The Board of Directors of International Assets will consist of thirteen directors, seven designated by International Assets and six designated by FCStone.

The Merger Agreement contains certain termination rights for both International Assets and FCStone, and further provides that, upon termination of the Merger Agreement under specified circumstances, a party may be required to pay the other party a termination fee of $4.9 million and to reimburse the other party’s expenses in an amount up to $2 million.

Consummation of the transactions contemplated by the Merger Agreement is subject to the approval of the stockholders of International Assets and FCStone, regulatory approvals, and the satisfaction or waiver of various other conditions as more fully described in the Merger Agreement. It is anticipated that the closing of the Merger will occur in the fourth quarter of 2009.

In connection with the Merger Agreement, FCStone has granted to International Assets an irrevocable option (“Option”) to purchase from FCStone, under certain circumstances, common shares of FCStone equal to 19.9% of the total shares outstanding at a price, subject to certain adjustments, of $4.15 per share. Under certain circumstances, FCStone may be required to repurchase the Option and the shares acquired pursuant to the exercise of the Option. The Option Agreement will not become exercisable in the event that FCStone is required to pay the termination fee to International Assets. A copy of the Option Agreement is attached as Exhibit 99.1 hereto and is incorporated herein by reference. The description of the Option Agreement set forth herein is qualified in its entirety by reference to such Exhibit.

In connection with the transactions contemplated by the Merger Agreement, FCStone and certain stockholders of International Assets who are also officers and directors of International Assets have entered into a Support Agreement, pursuant to which these stockholders agreed, in their capacities as stockholders, to vote in favor of the Merger. They also agreed to use their reasonable best efforts to cause certain of their affiliates and related persons to become parties to the Support Agreement. The stockholders who have executed and their affiliates and related persons who may become parties to the Support Agreement in the aggregate beneficially approximately 30.5% of the outstanding shares of International Assets.

The foregoing description of the Merger Agreement, the Option Agreement and the Support Agreement not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, the Option Agreement, and the Support Agreement, copies of which are attached as exhibits hereto and incorporated herein by reference.

Important Additional Information Will Be Filed with the SEC

In connection with the Merger Agreement and required stockholder approval, International Assets and FCStone intend to file a Registration Statement on Form S-4 with the Securities and Exchange Commission (the “SEC”), a portion of which will be the joint proxy statement with respect to the meetings of the stockholders of International Assets and FCStone. HOLDERS OF THE COMMON STOCK OF INTERNATIONAL ASSETS ARE URGED TO READ THE REGISTRATION STATEMENT, PROXY STATEMENT AND OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT INTERNATIONAL ASSETS AND THE MERGER. Such documents are not currently available. You may obtain copies of all documents when they are filed with the SEC regarding the proposed Merger, free of charge, at the SEC’s website (http://www.sec.gov). Free copies may also be obtained by accessing International Assets’ website (http://www.intlassets.com) under “Investor Relations/Filings and News” or FCStone’s website (http://www.fcstone.com) under “Investor Relations/Press Releases”, or by directing a request to International Assets at International Assets Holding Corporation, 220 E. Central Parkway, Suite 2060, Altamonte Springs, Florida 32701; Attention: Scott Branch, President; Telephone: (888) 345-4685 x 335; or to FCStone at Investor Relations Department, FCStone Group, Inc., 10330 NW Prairie View Road, Kansas City, Missouri 64153; Attention: William Dunaway; Telephone: (816) 457-6247.

Participants in Solicitation

International Assets, FCStone and their respective directors, executive officers and certain other members of management and employees may be deemed to be participants in the solicitation of proxies in favor of the proposed Merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of proxies in favor of the proposed Merger may be found in the definitive joint proxy statement to be filed by International Assets and FCStone with the SEC. You can find information about directors and executive officers of International Assets and FCStone in their respective definitive proxy statements filed with the SEC on January 15, 2009 and December 8, 2008, respectively. You can obtain free copies of these documents from International Assets and FCStone using the contact information above.

Item 8.01 Other Events.

On July 2, 2009, International Assets issued a press release announcing that it had entered into a definitive agreement as discussed in Item 1.01 above. A copy of the press release is filed as Exhibit 99.1 hereto and is incorporated by reference herein.

Item 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of July 1, 2009, by and among International Assets Holding Corporation, International Assets Acquisition Corp. and FCStone Group, Inc.

10.1	Support Agreement, dated as of July 1, 2009, by and between FCStone Group, Inc. and certain stockholders of International Assets Holding Corporation.

10.2	Option Agreement, dated as of July 1, 2009, by and between FCStone Group, Inc. and International Assets Holding Corporation.

99.1	Press Release, dated July 1, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 2, 2009	INTERNATIONAL ASSETS HOLDING CORPORATION

/s/ Sean M. O’Connor
Sean M. O’Connor
Chief Executive Officer

5